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WESTMOUNTAIN ASSET MANAGEMENT, INC.
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

WESTMOUNTAIN ASSET MANAGEMENT, INC.
123 North College Ave, Suite 200
Fort Collins, CO 80524

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO ALL SHAREHOLDERS OF WESTMOUNTAIN ASSET MANAGEMENT, INC.:

A special meeting of shareholders of WestMountain Asset Management, Inc., a Colorado corporation (the Company), will be held at Lincoln Center, 417 West Magnolia Street, Fort Collins, Colorado 80251 on November 17, 2011, at 5:00 p.m., local time. The purpose of the special meeting is to consider and take action on the proposals summarized below:

1.           The reelection of the sole member to our Board of Directors, to hold office until the 2012 Annual Meeting and until his successor is elected and qualified;

2.           The approval and ratification of the 2011 Equity Compensation Plan; and

3.           The approval and ratification of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2011.

     The holders of approximately 89% of our outstanding common stock have agreed to vote in favor of the actions described above at the special meeting, which are described in greater detail in the Information Statement accompanying this notice. THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The accompanying Information Statement is for information purposes only and explains the terms of our proposed actions. Please read the accompanying Information Statement carefully.

October 28, 2011

                                  By Order of the Board of Directors

                                  Steve Anderson, President

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WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

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 This Information Statement is furnished by the Board of Directors of WestMountain Asset Management, Inc., a Colorado corporation, to the holders of record at the close of business on the record date, October 27, 2011 of our outstanding common stock, $0.001 par value per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of

1.           The reelection of the sole member to our Board of Directors, to hold office until the 2012 Annual Meeting and until his successor is elected and qualified;

2.           The approval and ratification of the 2011 Equity Compensation Plan; and

3.           The approval and ratification of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2011.

Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to WestMountain Asset Management, Inc. and our subsidiaries.

The Board of Directors of the Company (the “Board of Directors”) unanimously approved and ratified the 2011 Equity Compensation Plan. The Company also received the consent of a majority of the outstanding shares of the Common Stock approving the reelection of our sole member to our Board of Directors, approving and ratifying the 2011 Equity Compensation Plan, and approving and ratifying MaloneBailey, LLP as our independent auditors for the fiscal year ending  December 31, 2011.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors has fixed the close of business on October 27, 2011 as the record date for the determination of shareholders who are entitled to receive this Information Statement (the “Record Date”).  There were 9,517,402 shares of common stock issued and outstanding on October 27, 2011. We anticipate that this Information Statement will be mailed on or about October 28, 2011 to all shareholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders.  We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF PRIOR ACTIONS TO BE TAKEN BY A MAJORITY OF OUR SHAREHOLDERS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Interests of Certain Persons in Opposition to Matters to be Acted Upon

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

Principal Shareholders And Security Ownership Of Management

The following table sets forth information regarding beneficial ownership of the Common Stock as of the Record Date, (i) by each person who is known by us to beneficially own more than 5% of the Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

BOCO Investments, LLC (3)	8,505,652	89.37%
123 North College Avenue, Suite 200
Fort Collins, Colorado 80254

Brian L. Klemsz (3)
123 North College Avenue, Suite 200
Fort Collins, Colorado 80254

Steve Anderson (4)
123 North College Avenue, Suite 200
Fort Collins, Colorado 80254

Joni K. Troska (5)	100,000	1.05%
123 North College Avenue, Suite 200
Fort Collins, Colorado 80254

All Officers and Directors as a Group	1,450,000	15.24%
(three persons)
_______________

(1)	All ownership is beneficial and of record, unless indicated otherwise.
(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown.
(3)	Mr. Klemsz owns 16.8% of WestMountain Blue, LLC., which owns 8,050,000 shares, and is affiliated with BOCO Investments, LLC.
(4)	Mr. Anderson has an option to acquire 160,000 common shares at $0.51 per share, for a period ending August 15, 2015.
(5)	Ms. Troska has an option to acquire 40,000 common shares at $0.51 per share, for a period ending August 15, 2015.

ITEM 1:  ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the holders of our common stock may elect directors. The nominee has advised us that he is able and willing to serve as a director. However, if this nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by our Board of Directors.

Mr. Brian L. Klemsz, currently our sole director, has been nominated by BOCO Investments, LLC to the Board and is expected to be elected because the combined share ownership of BOCO Investments, LLC in our Company exceeds 51%.

Otherwise, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE "FOR"
THE ELECTION OF THE NOMINEE LISTED BELOW.

The following table sets forth the name and age of the nominee of our Board of Directors.

NAME	AGE

Brian L. Klemsz	52

His principal occupations for the past five years (and, in some instances, for prior years) is as follows:

Mr. Klemsz has been the Company’s Treasurer, and sole Director since our inception. He was our President until 2011. Since March, 2007, he has been the Chief Investment Officer of BOCO Investments, LLC.  He was President and Chief Investment Officer for GDBA Investments, LLLP, a private investment partnership from May 2000 until February 2007. He is currently also the President and sole Director of WestMountain Distressed Debt, Inc. and WestMountain Alternative Energy, Inc., and sole Director of WestMountain Asset Management, Inc., which are public companies. He is also a member of the Board of Directors of NexCore Healthcare Capital Corp. formerly know as CapTerra Financial Group, Inc., a public company and is Chairman of their Board’s audit committee. Mr. Klemsz received a Masters of Science in Accounting and Taxation in 1993 and a Masters of Science in Finance in 1990 from Colorado State University. He received his Bachelor of Science degree from the University of Colorado in 1981.

ITEM 2:  THE APPROVAL OF THE 2011 EQUITY COMPENSATION PLAN

BACKGROUND AND PURPOSE

Effective August 15, 2011, the board of directors of our company adopted and approved a new 2011 Equity Compensation Plan, which we refer to as the 2011 Plan, and recommended that it be submitted to our shareholders for their approval.

The purpose of the 2011 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our shareholders. A further purpose of the 2011 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

The terms of the 2011 Plan provide for grants of stock options and restricted stock awards and performance awards that may be settled in cash, stock or other property. As of September 1, 2011, two awards have been granted under the 2011 Plan.

Shareholder approval of the 2011 Plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2011 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and (iii) to comply with the incentive stock options rules under Section 422 of the Code.

The following is a summary of certain principal features of the 2011 Plan. This summary is qualified in its entirety by reference to the complete text of the 2011 Plan. Shareholders may receive a copy of the Plan upon request.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER PERSON LIMITATIONS

Under the 2011 Plan, the total number of shares of our common stock that may be subject to the granting of awards under the 2011 Plan shall be equal to 500,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2011 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

Eventually, a committee of our Board of Directors, which we refer to as the Committee, is to administer the 2011 Plan. However, until additional members are appointed to our Board of Directors, our sole Director will administer the 2011 Plan. See "Administration." Our sole Diretor or the Committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the our company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. Our sole Director or the Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY

The persons eligible to receive awards under the 2011 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2011 Plan.

ADMINISTRATION

Eventually, a committee of our Board of Directors is to administer the 2011 Plan. However, until additional members are appointed to our Board of Directors, our sole Director will administer the 2011 Plan. Eventually, Board of Directors shall select the Committee that will administer the 2011 Plan. At such time all Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2011 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settle able (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2011 Plan and make all other determinations that may be necessary or advisable for the administration of the 2011 Plan.

STOCK OPTIONS

The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, as defined in the 2011 Plan. The exercise price per share subject to an option are determined by the Committee, but in the case of an ISO must not be  less than the fair market value of a share of our company common stock on the date of grant. For purposes of the 2011 Plan, the term "fair market value" means  the fair market value of our company common stock, awards or other property as determined by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee or our Board of Directors, the fair market value of our company common stock as of any given date shall be the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded  on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of  each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash as the Committee may determine from time to time.

RESTRICTED STOCK

The Committee is authorized to grant restricted stock. Restricted stock is a grant of shares of our company common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant  granted restricted stock generally has all of the rights of a shareholder of our company, unless otherwise determined by the Committee.

ACCELERATION OF VESTING; CHANGE IN CONTROL

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of our company, as defined in the 2011 Plan.

AMENDMENT AND TERMINATION

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan or the Committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2011 Plan which might increase the cost of the 2011 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2011 Plan will terminate at such time as no shares of our company common stock remain available for issuance under the 2011 Plan and our company has no further rights or obligations with respect to outstanding awards under the 2011 Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

The 2011 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

NONQUALIFIED STOCK OPTIONS.

On exercise of a nonqualified stock option granted under the 2011 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date. If an optionee pays for shares of stock on exercise of an option by delivering shares of our company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise  will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

Our company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

INCENTIVE STOCK OPTIONS. The 2011 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and  either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

STOCK AWARDS. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2011 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize  ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2011 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

SECTION 162 LIMITATIONS.

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million  deductibility cap, and therefore remains fully deductible by the company that pays it. Our Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of our company to ensure  that options under the 2011 Plan will qualify as "performance based compensation" that is fully deductible by our company under Section 162(m).

IMPORTANCE OF CONSULTING TAX ADVISER.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

THE BOARD HAS RECOMMENDED A VOTE “FOR” THIS PROPOSAL

ITEM 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors has appointed MaloneBailey, LLP to serve as independent auditors for the fiscal year ending December 31, 2011. MaloneBailey, LLP has served as our independent auditors since 2011, and is considered by our management to be well qualified.   Our independent auditor, MaloneBailey, LLP, Certified Public Accountants, has not previously billed us for professional services rendered for the audit of the Company's annual financial statements and review of the financial statements included in its quarterly reports.

All services performed by MaloneBailey, LLP  were pre-approved by the Board of Directors. On an annual basis, the Board of Directors will review and provide approval for services that may be provided by the independent auditors.

THE BOARD HAS RECOMMENDED A VOTE “FOR” THIS PROPOSAL

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this Information Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Neither our Chief Executive Officer or other executive officer that earned over $100,000 during the year ended December 31, 2010.

We reimburse our executives for all necessary and customary business related expenses. We have no plans or agreements which provide health care, insurance or compensation on the event of termination of employment or change in our control.

We reimburse our Directors for any out-of-pocket expenses incurred by them in connection with our business. Our other officer and directors have agreed to allocate a portion of their time to our activities, without compensation. These officers and directors anticipate that our business plan can be implemented by their collectively devoting approximately twenty hours per month to our business affairs. Consequently, conflicts of interest may arise with respect to the limited time commitment of such directors. These officers will use their best judgments to resolve all such conflicts.

We did not compensate our director during 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bohemian Companies, LLC and BOCO Investments, LLC are two companies under common control.  Mr. Klemsz, our President, has been the Chief Investment Officer of BOCO Investments, LLC since March 2007.  Since there is common control between the two companies and a relationship with our Company President, we are considering all transactions with Bohemian Companies, LLC and BOCO Investments, LLC, related party transactions.

On January 1, 2008, we entered into a Service Agreement with Bohemian Companies, LLC to provide us with certain defined services. These services include financial, bookkeeping, accounting, legal and tax matters, as well as cash management, custody of assets, preparation of financial documents, including tax returns and checks, and coordination of professional service providers as may be necessary to carry out the matters covered by the Service Agreement.  We compensate Bohemian Companies, LLC by reimbursing this entity for the allocable portion of the direct and indirect costs of each employee of Bohemian Companies, LLC that performs services on our behalf. We receive invoices monthly from Bohemian Companies, LLC. This Service Agreement matures on December 31, 2011.  Total expenses incurred with Bohemian Companies were $12,000 for the years ending December 31, 2010 and 2009.  As of December 31, 2010 the Company did not have a balance due to Bohemian Companies, LLC.

For the year ended December 31, 2010 and 2009 the Company recorded $89,702 and $121,968 in revenue for management fees charged to WestMountain Prime, LLC, a related party.  For the period October 18, 2007 (inception) through December 31, 2010 the Company recorded $319,034 in management fees.  The Company earns management fees based on the size of the funds managed, and incentive income based on the performance of the funds.

For the year ended December 31, 2010 and 2009 the Company recorded $98,932 and $27,713 respectively, in revenue for advisory fees charged to NexCore Healthcare Capital Corp., formerly known as CapTerra Financial Group, Inc. and Accredited Members, Inc. “AMI”, formerly Across America Real Estate Exchange, Inc., both are related parties.  For the period October 18, 2007 (inception) through December 31, 2010 the Company recorded a total of $132,717 in advisory fees.

As of December 31, 2010 the Company recorded $22,417 as an accounts receivable.  As of December 31, 2009, $30,436 was recorded as an accounts receivable.  The accounts receivable balance, for both years, represent fourth quarter management fees that were due from WestMountain Prime, LLC. Both amounts were paid off in the following respective quarters.

On October 15, 2008, the Company signed a promissory note in the amount of $75,000 from BOCO Investments, Inc.  The interest rate on the note was 12%.  All principal and interest of this note was paid in full in 2009. On September 15, 2009 the Company signed a promissory note with BOCO Investments, Inc. (BOCO), a related party, in the amount of $150,000.  The note matured in March 2010 and has been extended to March 2011.  On June 30, 2010 the Company entered into a new note for $500,000 with an interest rate of 10% and a maturity date of June 30, 2011. The September 15, 2009 note for $150,000 was canceled and the principal and interest was rolled into the new note.  As of December 31, 2010 the full amount of the note and related accrued interest, in the amount of $37,178 is outstanding.

The Company entered into an agreement with SP Business Solutions (“SP”) to provide accounting and related services for the Company.  The owner, Joni Troska, was appointed Secretary of WestMountain Asset Management, Inc. on March 19, 2010, and is considered to be a related party.  As of December 31, 2010 an accrual of $525 has been recorded for unpaid services.

In December 2009 the Company formed three new companies, WestMountain Business Consulting, Inc., WestMountain Allocation Analytics, Inc. and WestMountain Valuation Services, Inc. that are included in our consolidated financial statements. We transferred $2,000 into each checking account in December 2009.  As of December 31, 2010, no other activity has been recorded.

On February 23, 2010 Across America Real Estate Exchange, Inc. issued common stock, at a par value of $0.001, to David Wagner and Associates, and to Joni Troska, both unrelated parties to it, and WestMountain Asset Management, Inc. all at a value of $0.22 per share for past services. See note 10.

On September 29, 2010 CapTerra Financial Group, Inc. merged with Nexcore Group LP. and became NexCore Healthcare Capital Corp. The Company provided advisory services related to the transaction and for those services received 1,625,000 warrants. The warrants have been recorded at fair value as of December 31, 2010 at a value of $18,095.The warrants have been restricted in so far as they cannot be sold for two years.

On June 29, 2011, we entered into a Conversion and Termination Agreement with BOCO Investments, LLC. (BOCO) to convert the outstanding principal and interest on a promissory note owed by us to BOCO. As of June 29, 2011, we owed BOCO a total of $524,520.55 in principal and accrued interest on the promissory note. We converted the entire outstanding principal and interest on the promissory note into a total of 455,652 common shares and terminated the obligation.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. To our knowledge, based solely on our review of the copies of such reports furnished to us and representations that no other reports were required during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

FORM 10-K

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: SECRETARY, WESTMOUNTAIN ASSET MANAGEMENT, INC., 123 NORTH COLLEGE AVENUE, SUITE 200, FORT COLLINS, COLORADO 80524, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our President. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Steve Anderson, President, WestMountain Asset Management, Inc., 123 North College Avenue, Suite 200, Fort Collins, Colorado 80524. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, WestMountain Asset Management, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

October 28, 2011

WESTMOUNTAIN ASSET MANAGEMENT, INC.

By: /s/   Steve  Anderson
       Steve Anderson
       President